UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

GRIFFON CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 1-06620

Delaware	11-1893410
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

712 Fifth Avenue, 18th Floor
New York, New York 10019
(Address of principal executive offices, including zip code)

(212) 957-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	GFF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 24, 2022, Griffon Corporation (the “Company”), through its subsidiary The Ames Companies Inc., completed its previously announced acquisition of the Hunter Fan Company, a market leader in residential ceiling, commercial, and industrial fans, from MidOcean Partners (the “Hunter Acquisition”). The Hunter Acquisition was completed pursuant to an Agreement and Plan of Merger dated as of December 17, 2021 (the “Merger Agreement”). The consideration for the Hunter Acquisition was $845 million, subject to certain post-closing adjustments.

The terms of the Merger Agreement were previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2021 (the “Original 8-K”). Such description of the Merger Agreement is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Original 8-K.

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On January 24, 2022, the Company and certain of its subsidiaries entered into the Second Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”) pursuant to which the Fourth Amended and Restated Credit Agreement, dated as of January 30, 2020 (the “Existing Credit Agreement”), was amended and restated (as amended, the “Fifth Amended and Restated Credit Agreement” or the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto.

The Amended Credit Agreement provides for, among other things, the incurrence of a new Term B Loan in the aggregate principal amount of $800,000,000 (the “Term B Loan”) pursuant to a senior secured term loan facility (the “Term B Facility”), the proceeds of which were used to fund, in part, the Hunter Acquisition. The Company’s obligations under the Term B Facility are secured by the liens securing the revolving credit facility under the Existing Credit Agreement pursuant to the Guarantee and Collateral Agreement, dated as of March 18, 2011 (as amended, the “Guarantee and Collateral Agreement”). Hunter Fan Company and certain of its affiliates became guarantors under the Amended Credit Agreement and pledged substantially all of their assets (excluding real property and certain other exceptions) pursuant to a joinder to the Guarantee and Collateral Agreement. The existing $400,000,000 revolving credit facility under the Existing Credit Agreement (the “Revolving Credit Facility”) remains in place under the Amended Credit Agreement.

The Amended Credit Agreement contains a feature that permits the Company to incur incremental debt by up to the greater of (i) $375,000,000 and (ii) an amount such that the consolidated senior secured net leverage ratio shall not exceed 3.5x. The Amended Credit Agreement also permits the Company to refinance loans under the Amended Credit Agreement, subject to customary conditions. The Amended Credit Agreement also provides the Company with the ability to request and obtain an extension of the maturity date for some or all of the loans and/or commitments under the Amended Credit Agreement from individual lenders, subject to customary conditions. The consent of each individual affected lender is required to extend the maturity of such lender’s loan and/or commitment under the Amended Credit Agreement.

Borrowings under the Revolving Credit Facility may be repaid and re-borrowed at any time, subject to final maturity of the Revolving Credit Facility or the occurrence of a default or event of default under the Amended Credit Agreement. The Term B Facility is subject to quarterly amortization of principal equal to 1.00% per annum of the aggregate principal amount of all Term B Loans. Amounts repaid or prepaid in respect of Term B Loans may not be reborrowed. The maturity date of the Revolving Credit Facility remains March 22, 2025 and the maturity date of the Term B Facility is January 24, 2029.

The Amended Credit Agreement also contains mandatory prepayment provisions triggered upon the receipt of net cash proceeds from certain dispositions of property and assets (subject to certain exceptions and reinvestment rights), Extraordinary Receipts (as defined in the Amended Credit Agreement) (subject to certain reinvestment rights), proceeds of indebtedness not permitted to be incurred under the Amended Credit Agreement and based on excess cash flow (commencing with the fiscal year ending on September 30, 2023, 50% of such excess cash flow, with step-downs to 25% and 0% upon achieving certain consolidated senior secured net leverage ratios). The amount of the net cash proceeds of any of the foregoing will be applied to the prepayment of loans under the Term B Facility first, and then to corresponding permanent reductions in commitments under the Revolving Credit Facility. The Term B Loans can generally be prepaid without penalty; however, if a Repricing Event (as defined in the Amended Credit Agreement) occurs with respect to any Term B Loans within the first six (6) months after the closing date, the Company will be required to pay a prepayment premium equal to 1.0% of the principal amount to Term B Loans subject to such Repricing Event.

The Amended Credit Agreement incorporates a SOFR-Based Rate for purposes of replacing LIBOR. Interest on the Term B Facility is payable on the outstanding aggregate principal amount of Term B Loans at either a Term SOFR or Alternate Base Rate plus an applicable margin, which may potentially decrease based on the Company’s financial performance. The initial margins under the Term B Facility are 1.75% for ABR Loans and 2.75% for Term SOFR Loans.

The Term B Facility does not contain any financial maintenance covenants. The Revolving Credit Facility contains the following financial maintenance tests:

●	A consolidated net leverage ratio that is calculated as a ratio of consolidated net funded debt to consolidated EBITDA, which ratio is currently set at a maximum of 5.75:1.00, and will step down to 5.50:1.00 on October 1, 2022.

●	A consolidated senior secured net leverage ratio that is calculated as a ratio of consolidated senior secured net funded debt to consolidated EBITDA, which ratio is set at a maximum of 3.50:1.00.

●	A consolidated interest coverage ratio that is calculated as a ratio of consolidated EBITDA to consolidated interest expense. This ratio is set at a minimum of 2.00:1.00.

Capital expenditures are subject to a $100 million cap for each fiscal year, and the Company is permitted to carry forward 100% of unused amounts to the next succeeding fiscal year and 50% of unused amounts to the second next succeeding fiscal year.

Other material terms of the Term B Facility and the Revolving Credit Facility include customary affirmative and negative covenants and events of default. A financial maintenance covenant default under the Revolving Credit Facility does not trigger an event of default under the Term B Facility unless a majority of the revolving lenders terminate the commitments under the Revolving Credit Facility and accelerate the revolving loans. The Company is subject to certain customary negative covenants which include restrictions on indebtedness, liens, restricted payments and investments.

Under the Guarantee and Collateral Agreement, all borrowings under the Amended Credit Agreement are guaranteed by the Company and its material domestic subsidiaries, and are secured on a first priority basis by substantially all assets (except real property) of the Company and its material domestic subsidiaries. None of the Company’s foreign subsidiaries guarantees the obligations under the Amended Credit Agreement.

The description of certain terms of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described above, on January 24, 2022, the Company completed the Hunter Acquisition. The Hunter Acquisition was completed pursuant to the Merger Agreement for consideration of $845 million, subject to certain post-closing adjustments. The Company funded the Hunter Acquisition with the Term B Facility together with a combination of cash on hand and borrowings under the Revolving Credit Facility.

The information in the Introductory Note is incorporated by reference into this Item 2.01. A copy of the press release announcing the closing of the Hunter Acquisition is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this current report on Form 8-K not later than 71 days after the date by which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro-forma financial information required by this Item 9.01(b) will be filed by amendment to this current report on Form 8-K not later than 71 days after the date by which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

99.1

Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of January 24, 2022, by and among Griffon Corporation and certain of its subsidiaries, Bank of America, N.A., as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto.

99.2	Press Release, dated January 24, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

Date: January 28, 2022

	By:	/s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President, General Counsel and Secretary